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                                                                EXHIBIT 21.1






                   Subsidiaries of Arbor Realty Trust, Inc.
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        Arbor Realty GPOP, Inc., a Delaware corporation
        Arbor Realty LPOP, Inc., a Delaware corporation
        Arbor Realty Limited Partnership, a Delaware limited partnership ANMB Holdings LLC, a a New York limited liability company
        ACM Gateway LLC, a Delaware limited liability company
        Arbor Texas CDS, LLC, a New York limited liability company
        ANMB Holdings II, LLC, a New York limited liability company
        ACM Dutch Village, LLC, a Delaware limited liability company
        ACM Evergreen, LLC, a New York limited liability company